UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 2, 2013 (December 2, 2013)

HERTZ GLOBAL HOLDINGS, INC.

THE HERTZ CORPORATION

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-33139 001-07541	20-3530539 13-1938568
(State of Incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

225 Brae Boulevard

Park Ridge, New Jersey 07656-0713

225 Brae Boulevard

Park Ridge, New Jersey 07656-0713

(Address of principal executive
offices, including zip code)

(201) 307-2000

(201) 307-2000

(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 2, 2013, The Hertz Corporation (“Hertz”), a wholly-owned subsidiary of Hertz Global Holdings, Inc. (“Hertz Holdings” and together with Hertz, the “Companies”) announced the appointment of Thomas C. Kennedy, 48, as Senior Executive Vice President and Chief Financial Officer of the Companies, effective as of December 9, 2013. Mr. Kennedy will succeed David J. Rosenberg, who has been serving as Interim Chief Financial Officer since October 1, 2013.  Mr. Rosenberg will stay on as interim CFO through December 9, 2013 at which point he will transition to an as-yet-to-be announced senior role in the Company’s Finance Center of Excellence.

Mr. Kennedy served as Chief Financial Officer and Executive Vice President of Hilton Worldwide Holdings Inc. (formerly, Hilton Worldwide, Inc.) from September 2008 to August 2013.  Between 2008 and 2003, Mr. Kennedy served as Executive Vice President and Chief Financial Officer of Vanguard Car Rental.  Prior to joining Vanguard, Mr. Kennedy served in various positions at Northwest Airlines, Inc., including as Senior Vice President and Controller in 2003; Vice President, Financial Planning and Analysis from 2000 to 2002; Managing Director, Corporate Planning in 1999; and Director, Finance and Information Services, Pacific Division, Tokyo, Japan from 1997 to 1999.  Mr. Kennedy held various other financial positions with Northwest from 1992 to 1997.  Mr. Kennedy has also held positions with Chiquita Brands International, Bank of Yokohama, and Merrill Lynch Capital Markets. He received his Masters in Business Administration from Harvard University and his Bachelors of Science in Economics from Tulane University.

Mr. Kennedy’s offer letter provides that Mr. Kennedy will be employed by the Companies “at will” and contains the following additional terms:

•                  Base Salary:  Annual base salary of $660,000.

•                  Hertz Incentive Plan:  Eligibility to participate in the Hertz Global Holdings, Inc. Senior Executive Bonus Plan (the “Senior Executive Bonus Plan”) for 2014, which provides for a target payment of 85% of Mr. Kennedy’s eligible earnings.  The Senior Executive Bonus Plan was filed as Exhibit 10.6 to the Current Report on Form 8-K of Hertz Holdings filed on June 1, 2010.

•                  Discretionary Equity Grant:  Eligibility for an annual discretionary equity grant in 2014 pursuant to the Hertz Global Holdings, Inc. 2008 Omnibus Incentive Plan (the “Omnibus Plan”), subject to approval by the Compensation Committees of the Companies.  The Omnibus Plan was filed as Exhibit 10.1 to the Current Report on Form 8-K of Hertz Holdings filed on June 1, 2010.

•                  Sign-on Bonus:  Eligibility for a sign-on bonus in the gross amount of $75,000 payable following 30 days of employment.  Acceptance of the amount is contingent upon Mr. Kennedy remaining with the Companies for at least 12 months following the payment of the bonus.

•                  Car Privileges:  Use of a Hertz service vehicle for personal and professional use.

•                  Relocation:  Reimbursement of expenses related to relocation of Mr. Kennedy’s primary residence through a vendor selected by the Companies.

Mr. Kennedy will also participate in the compensation and benefit programs available to the executive officers of the Companies.  Mr. Kennedy will also receive a grant of performance stock units for a number of shares of Hertz Holdings common stock, par value $0.01 per share (“Hertz Holdings Common Stock”), equal to $333,333.33 divided by the fair market value of Hertz Holdings Common Stock on the grant date.  The performance stock units will vest on the third anniversary of the grant date, provided that Mr. Kennedy (i) remains employed by the Companies on the third anniversary of the grant date and (ii) has purchased $1,000,000 of Hertz Holdings Common Stock on or before December 15, 2013 and retains ownership of such Hertz Holdings Common Stock until the third anniversary of the grant date.  Mr. Kennedy has completed the acquisition of such Hertz Holdings Common Stock as of the date of this report.

The foregoing description of Mr. Kennedy’s offer letter is qualified in its entirety by the text of the offer letter, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.  Mr. Kennedy’s offer of employment is contingent upon Mr. Kennedy entering into a confidentiality and non-solicitation agreement with the Companies.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits. The following Exhibits are filed herewith as part of this report:

Exhibit	Description

10.1	Offer Letter of Thomas C. Kennedy signed on December 2, 2013

99.1	Press Release dated December 2, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC. THE HERTZ CORPORATION
(Registrant)

By:	/s/ J. Jeffrey Zimmerman
Name:	J. Jeffrey Zimmerman
Title:	Executive Vice President, General Counsel and Secretary

Date: December 2, 2013